UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 29, 2006
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13289 (Commission File Number)	76-0069030 (I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300
Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Form of 1998 Long-Term Incentive Plan Non-Qualified Stock Option Agreement
Form of 1998 Long-Term Incentive Plan Restricted Stock Agreement
Form of 1998 Long-Term Incentive Plan Restricted Stock Unit Agreement

Item 8.01 Other Events.
     In December 2006, the Compensation Committee of the Board of Directors of Pride International, Inc. approved revisions to the forms of award agreements under Pride’s 1998 Long-Term Incentive Plan, which will be effective for all grants made after December 31, 2006. The vesting provisions of the form of non-qualified stock option agreement were revised by adding a provision for the acceleration of vesting in the event of the optionee’s termination of employment by reason of death, disability or retirement. In addition, the withholding provisions of the forms of restricted stock agreement and restricted stock unit agreement were revised to provide grantees with more flexibility in withholding shares to pay taxes upon the vesting of awards.
     The foregoing description of the revised forms of award agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, which are filed as exhibits to this Current Report and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

10.1	Form of 1998 Long-Term Incentive Plan Non-Qualified Stock Option Agreement.

10.2	Form of 1998 Long-Term Incentive Plan Restricted Stock Agreement.

10.3	Form of 1998 Long-Term Incentive Plan Restricted Stock Unit Agreement.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.

By:	/s/ Gary W. Casswell
Gary W. Casswell
Vice President, Eastern Hemisphere Operations
Date: December 29, 2006

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EXHIBIT INDEX

No.	Description
10.1	Form of 1998 Long-Term Incentive Plan Non-Qualified Stock Option Agreement.

10.2	Form of 1998 Long-Term Incentive Plan Restricted Stock Agreement.

10.3	Form of 1998 Long-Term Incentive Plan Restricted Stock Unit Agreement.

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